Exhibit 99.1

Varonis Announces Fourth Quarter and Full Year 2014 Financial Results

Fourth quarter total revenues of $33.7 million, up 31% year-over-year

Full year total revenues of $101.3 million, up 36% year-over-year

NEW YORK, NY (February 17, 2015) – Varonis Systems, Inc. (Nasdaq: VRNS), the leading provider of software solutions for unstructured, human-generated enterprise data, today announced results for the fourth quarter and full year ended December 31, 2014.

Yaki Faitelson, Varonis CEO, said, “Our fourth quarter results capped off a strong year for Varonis as we further expanded our product offering, increased our use cases and drove meaningful levels of growth. Companies today must contend with the challenge of keeping critical business information secure without compromising the efficiency of their employees. This is increasing the demand for our solutions because they dramatically reduce risk and simultaneously improve employee productivity. As we enter 2015, we see multiple growth drivers for our business, and we will continue to make investments in support of our products, competitive differentiation and go-to-market initiatives in order to capture the significant market opportunity in front of us.”

Financial Highlights for the Fourth Quarter Ended December 31, 2014

Revenues:

•	Total revenues were $33.7 million, up 31% compared with the fourth quarter of 2013.

•	License revenues were $21.7 million, up 29% compared with the fourth quarter of 2013.

•	Maintenance and services revenues were $12.0 million, up 36% compared with the year-ago period.

Operating Income:

•	GAAP operating income was $0.3 million for the quarter, compared to $1.6 million in the fourth quarter of 2013.

•	Non-GAAP operating income was $2.1 million for the quarter, compared to $2.2 million in the fourth quarter of 2013.

Net Income (Loss):

•	GAAP net loss was ($0.3) million, compared to GAAP net income of $1.5 million in the fourth quarter of 2013.

•	GAAP net loss per diluted share was ($0.01), compared to GAAP net income per diluted share of $0.23 in the fourth quarter of 2013, based on 24.6 million and 6.5 million shares outstanding, respectively.

•	Non-GAAP net income was $1.5 million, compared to $2.2 million in the fourth quarter of 2013.

•	Non-GAAP net income per diluted share was $0.06, compared to $0.10 in the fourth quarter of 2013, based on 27.2 million and 21.6 million diluted shares outstanding, respectively.

•	The GAAP and Non-GAAP net (loss)/income for the quarter included financial expense of ($0.8) million primarily due to foreign exchange losses compared to a gain of $0.1 million in the fourth quarter of 2013 due primarily to foreign exchange gains.

Financial Highlights for the Full Year Ended December 31, 2014

Revenues:

•	Total revenues were $101.3 million, up 36% compared with 2013.

•	License revenues were $58.4 million, up 34% compared with 2013.

•	Maintenance and services revenues were $42.9 million, up 38% compared with 2013.

Operating Loss:

•	GAAP operating loss was ($17.3) million, compared to ($5.8) million in 2013.

•	Non-GAAP operating loss was ($12.6) million, compared to ($4.1) million in 2013.

Net Loss:

•	GAAP net loss was ($19.4) million, compared to a net loss of ($7.5) million in 2013.

•	GAAP net loss per share was ($0.91), compared to a net loss per share of ($1.93) in 2013, based on 21.2 million and 3.9 million basic shares outstanding, respectively.

•	Non-GAAP net loss was ($14.7) million, compared to a net loss of ($4.2) million in 2013.

•	Non-GAAP net loss per share was ($0.60), compared to a net loss per share of ($0.22) in 2013, based on 24.5 million and 19.0 million basic shares outstanding, respectively.

•	The GAAP and Non-GAAP net loss for 2014 included financial expense of ($1.7) million primarily due to foreign exchange losses. In 2013, GAAP net loss included a loss of ($1.3) million due primarily to the revaluation of warrants to purchase convertible preferred stock, and Non-GAAP net loss included a gain of $0.2 million due primarily to foreign exchange.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP (loss)/income from operations and net (loss)/income for the three months and year ended December 31, 2014 and 2013. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Balance Sheet and Cash Flow:

•	As of December 31, 2014, the Company had $111.7 million in cash and cash equivalents and short-term deposits.

•	During the year ended December 31, 2014, the Company used ($7.1) million in cash for operations.

Recent Business Highlights

•	For the fourth quarter of 2014, total revenues in the United States increased 26% over the prior-year period to $17.9 million, total revenues from EMEA increased 37% over the prior-year period to $12.7 million, and total revenues from Rest of World increased 41% over the prior-year period to $3.1 million.

•	Generated 64% of license and first year maintenance revenues from new customers and 36% from existing customers in the fourth quarter of 2014, compared to 63% and 37%, respectively, in the prior-year period.

•	Added 363 new customers during the fourth quarter of 2014 compared with 285 in the prior-year period, ending the year with more than 3,300 customers in more than 60 countries.

•	Identified as a “Representative Vendor” by Gartner, a leading independent provider of IT advisory and market intelligence and research services worldwide, in its first-ever Market Guide for Data-Centric Audit and Protection (DCAP). Gartner’s guide includes a sample list of DCAP vendors’ capabilities and lists Varonis with “Yes” checkmarks in all five “DCAP Capabilities” for files: Data Discovery, Privilege Management, Activity Monitoring, Audit, and Data Protection.

Financial Outlook

For the first quarter of 2015, Varonis expects revenues in the range of $22.9 million to $23.4 million, representing 31% to 34% year-over-year growth. The Company anticipates first quarter 2015 non-GAAP operating loss in the range of ($10.2) million to ($9.7) million and non-GAAP earnings per basic share in the range of ($0.42) to ($0.40), based on a tax provision of $100 thousand to $300 thousand and 24.7 million basic shares outstanding. Expectations of non-GAAP loss from operations and non-GAAP loss per basic share exclude stock-based compensation expense.

For the full year 2015, Varonis expects revenues in the range of $129.7 million to $132.8 million, representing 28% to 31% year-over-year growth. The Company anticipates full year 2015 non-GAAP operating loss of ($13.0) million to ($12.0) million, and non-GAAP loss per basic share in the range of ($0.56) to ($0.52), based on a tax provision of $650 thousand to $850 thousand and 24.7 million basic shares outstanding. Expectations of non-GAAP loss from operations and non-GAAP loss per basic share exclude stock-based compensation expense.

Conference Call and Webcast

Varonis will host a conference call today, February 17, 2015, at 5:00 p.m., Eastern time, to discuss the Company’s fourth quarter and full year 2014 financial results, current financial guidance and other corporate developments. To access this call, dial 888-576-4398 (domestic) or 719-457-1035 (international). The passcode is 6258283. A replay of this conference call will be available through February 24, 2015 at 877-870-5176 (domestic) or 858-384-5517 (international). The replay passcode is 6258283. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP Financial Measures

Varonis believes that the use of non-GAAP operating loss and non-GAAP net loss is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three months and year ended December 31, 2014 and 2013, non-GAAP operating loss is calculated as operating loss excluding stock-based compensation expense.

For the three months and year ended December 31, 2014 and 2013, non-GAAP net loss is calculated as net loss excluding (i) stock-based compensation expense and (ii) financial expenses resulting from the revaluation of warrants to purchase convertible preferred stock.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expense, the Company believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between our operating results from period to period. In addition, the Company believes that excluding financial expenses with respect to revaluation of warrants to purchase convertible preferred stock allows for more meaningful comparison between our net loss from period to period, especially since upon the closing of the IPO, the warrants automatically converted into warrants to purchase our common stock, and as a result, are no longer evaluated at each balance sheet date. Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial data are not measures of our financial performance under U.S. GAAP and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of the compensation provided to our employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company’s growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Varonis’ addressable market; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes and increased competition; the risk that Varonis may not be able to attract or retain employees, including engineers and sales personnel; Varonis’ ability to build and expand its direct sales efforts and reseller distribution channels; general economic and industry conditions, including expenditure trends for data governance and data security software; new product introductions and Varonis’ ability to develop and deliver innovative products; risks associated with international operations; Varonis’ ability to provide high-quality service and support offerings; and macroeconomic conditions. These and other important risk factors are described more fully in Varonis’ reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

To find out more about Varonis, visit www.varonis.com

About Varonis

Varonis is the leading provider of software solutions for unstructured, human-generated enterprise data. Varonis provides an innovative software platform that allows enterprises to map, analyze, manage and migrate their unstructured data. Varonis specializes in human-generated data, a type of unstructured data that includes an enterprise’s spreadsheets, word processing documents, presentations, audio files, video files, emails, text messages and any other data created by employees. This data often contains an enterprise’s financial information, product plans, strategic initiatives, intellectual property and numerous other forms of vital information. IT and business personnel deploy Varonis software for a variety of use cases, including data governance, data security, archiving, file synchronization, enhanced mobile data accessibility and information collaboration. As of December 31, 2014, Varonis had more than 3,300 customers, spanning leading firms in the financial services, public, healthcare, industrial, energy & utilities, technology, consumer and retail, education and media & entertainment sectors.

Investor Relations Contact:

Staci Mortenson

ICR

646-706-7516

Email: investors@varonis.com

News Media Contacts:

Mark Fredrickson

CTP

617-412-4000 x274

or 978-314-6739

Email: mfredrickson@ctpboston.com

Varonis Systems, Inc.

Consolidated Statements of Operations

(in thousands, except for share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	Unaudited		Unaudited
Revenues:
Licenses	$21,706	$16,855	$58,420	$43,488
Maintenance and services	12,008	8,834	42,928	31,128

Total revenues	33,714	25,689	101,348	74,616

Cost of revenues	2,788	1,968	9,911	6,476

Gross profit	30,926	23,721	91,437	68,140
Operating costs and expenses:
Research and development	7,499	5,867	28,086	20,973
Sales and marketing	19,619	13,308	68,787	44,131
General and administrative	3,512	2,964	11,872	8,881

Total operating expenses	30,630	22,139	108,745	73,985

Operating income (loss)	296	1,582	(17,308)	(5,845)

Financial income (expenses) and other, net	(806)	116	(1,714)	(1,274)

Income (loss) before income taxes	(510)	1,698	(19,022)	(7,119)

Income taxes	179	(182)	(376)	(356)

Net income (loss)	$(331)	$1,516	$(19,398)	$(7,475)

Net income (loss) per share of common stock
Basic	$(0.01)	$0.39	$(0.91)	$(1.93)
Diluted	$(0.01)	$0.23	$(0.91)	$(1.93)
Weighted average number of shares used in computing net income (loss) per share of common stock
Basic	24,618,432	3,903,312	21,242,313	3,880,761
Diluted	24,618,432	6,497,644	21,242,313	3,880,761

Stock-based compensation expense for the three months and the year ended December 31, 2014 and 2013 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	Unaudited		Unaudited
Cost of revenues	$72	$19	$192	$39
Research and development	407	215	1,198	551
Sales and marketing	1,004	325	2,478	841
General and administrative	343	103	796	357

	$1,826	$662	$4,664	$1,788

Varonis Systems, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31, 2014	December 31, 2013
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$76,593	$9,633
Short-term deposits	35,102	4,344
Restricted cash	—	171
Trade receivables, net	37,869	28,268
Prepaid expenses and other current assets	2,962	1,357

Total current assets	152,526	43,773

Long-term assets:
Other assets	332	1,625
Property and equipment, net	3,989	1,856

Total long-term assets	4,321	3,481
Total assets	$156,847	$47,254

Liabilities, convertible preferred stock and stockholders’ equity (deficiency)
Current liabilities:
Trade payables	$2,703	$2,163
Accrued expenses and other short term liabilities	16,754	11,643
Deferred revenues	33,753	26,591

Total current liabilities	53,210	40,397

Long-term liabilities:
Deferred revenues	3,464	2,109
Warrants to purchase convertible preferred stock	—	2,866
Severance pay	1,449	1,101
Other liabilities	3,698	14

Total long-term liabilities	8,611	6,090

Convertible preferred stock	—	43,775

Stockholders’ equity (deficiency):
Common stock	25	4
Accumulated other comprehensive loss	(326)	—
Additional paid-in capital	162,478	4,741
Accumulated deficit	(67,151)	(47,753)

Total stockholders’ equity (deficiency)	95,026	(43,008)

Total liabilities, convertible preferred stock and stockholders’ equity (deficiency)	$156,847	$47,254

Varonis Systems, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2014	2013
	Unaudited
Cash flows from operating activities:
Net loss	$(19,398)	$(7,475)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	1,285	796
Stock-based compensation	4,664	1,788
Capital loss from disposal of fixed assets	(10)	(5)
Amortization of deferred charges related to loan	187	200
Revaluation of fair value of warrants to convertible preferred stock	—	1,508
Changes in assets and liabilities:
Trade receivables	(9,601)	(8,233)
Prepaid expenses and other current assets	19	19
Trade payables	540	267
Accrued expenses and other short term liabilities	5,541	3,460
Increase in severance pay, net	348	377
Deferred revenues	8,517	7,427
Other long term liabilities	798	(75)

Net cash provided by (used in) operating activities	(7,110)	54

Cash flows from investing activities:
Increase in short-term deposits	(30,758)	(4,001)
Decrease (increase) in long-term deposits	39	(28)
Decrease (Increase) in restricted cash	230	(338)
Purchase of property and equipment	(2,333)	(1,349)

Net cash used in investing activities	(32,822)	(5,716)

Cash flows from financing activities:
Exercise of employee stock options	382	127
Payment of deferred equity offering costs	(1,937)	(439)
Exercise of warrants to purchase Series D convertible preferred stock	—	1,137
Net proceeds from initial public offering	108,447	—

Net cash provided by financing activities	106,892	825
Increase (decrease) in cash and cash equivalents	66,960	(4,837)
Cash and cash equivalents at beginning of period	9,633	14,470

Cash and cash equivalents at end of period	$76,593	$9,633

Varonis Systems, Inc.

Reconciliation of GAAP Measures to non-GAAP

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	Unaudited		Unaudited
Reconciliation to non-GAAP income (loss) from operations:
GAAP operating income (loss)	$296	$1,582	$(17,308)	$(5,845)
Add back:
Stock-based compensation expense	1,826	662	4,664	1,788

Non-GAAP operating income (loss)	$2,122	$2,244	$(12,644)	$(4,057)

Reconciliation to non-GAAP net income (loss):
GAAP net income (loss)	$(331)	$1,516	$(19,398)	$(7,475)
Add back:
Stock-based compensation expense	1,826	662	4,664	1,788
Financial expenses resulting from the revaluation of warrants to purchase convertible preferred stock	—	—	—	1,508

Non-GAAP net income (loss)	$1,495	$2,178	$(14,734)	$(4,179)

Non-GAAP net income (loss) per common share – basic	$0.06	$0.11	$(0.60)	$(0.22)

Non-GAAP net income (loss) per common share – diluted	$0.06	$0.10	$(0.60)	$(0.22)

GAAP net income (loss) per common share – basic	$(0.01)	$0.39	$(0.91)	$(1.93)

GAAP net income (loss) per common share – diluted	$(0.01)	$0.23	$(0.91)	$(1.93)

Non-GAAP weighted average number of common shares outstanding – basic	24,618,432	18,985,453	24,490,086	18,962,902

Non-GAAP weighted average number of common shares outstanding – diluted	27,178,143	21,579,785	24,490,086	18,962,902

GAAP weighted average number of common shares outstanding – basic	24,618,432	3,903,312	21,242,313	3,880,761

GAAP weighted average number of common shares outstanding – diluted	24,618,432	6,497,644	21,242,313	3,880,761